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EXHIBIT 99.3

AMENDMENT REG AB
TO THE MASTER MORTGAGE LOAN PURCHASEAND SERVICING AGREEMENT

This is Amendment Reg AB (“Amendment Reg AB”), dated as of January 27, 2006, by and between Washington Mutual Mortgage Securities Corp. (the “Purchaser”),and Countrywide Home Loans, Inc. (the “Company”) to that certain Master Mortgage Loan Purchase and Servicing Agreement dated as of November 1, 2005 by and between the Company and the Purchaser (as amended, modified or supplemented, the “Existing Agreement”).

W I T N E S S E T H

WHEREAS, the Company and the Purchaser have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Agreement be amended to reflect agreed upon revisions to the terms of the Existing Agreement.

Accordingly, the Company and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

1.         Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreement.  The Existing Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

            Commission:  The United States Securities and Exchange Commission.

            Company Information:  As defined in Section 2(g)(i)(A)(1).

            Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Exchange Act.  The Securities Exchange Act of 1934, as amended.

            Losses:  With respect to any claim for indemnification under this Amendment Reg AB, any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses suffered or incurred by the specified Person.

            Participating Entity:  As defined in Section 2(e)(i)(C).

Purchaser Indemnified Party:  As defined in Section 2(g)(i).

            Qualified Correspondent:  Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied:  (i) such Mortgage Loans were either (x) originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines or (y) individually re-underwritten by the Company to the Designated Guidelines at the time such Mortgage Loans were acquired by the Company; (ii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iii) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that either Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company or the Mortgage Loans purchased by the Company substantially comply with the Designated Guidelines.

            Reconstitution Agreement:  An agreement or agreements entered into by the Company and the Purchaser and/or certain third parties in connection with a Securitization Transaction with respect to any or all of the Mortgage Loans serviced under the Agreement.

            Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Securities Act:  The Securities Act of 1933, as amended.

            Securitization Transaction:  Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

            Servicer:  As defined in Section 2(c)(iii).

            Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

            Static Pool Information:  Static pool information as described in Item 1105 of Regulation AB.

            Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

            Subservicer:  Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB; provided, however, that the term “Subservicer” shall not include any master servicer, or any special servicer engaged by a Depositor, Purchaser or investor in a Securitization Transaction, nor any “back-up servicer” or trustee performing servicing functions on behalf of a Securitization Transaction.

            Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

2.         The Purchaser and the Company agree that the Existing Agreement is hereby amended by adding the following provisions:

(a)        Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that the purpose of this Amendment Reg AB is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, due to interpretive guidance provided by the Commission or its staff, and agrees to negotiate in good faith with the Purchaser or any Depositor with regard to any reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, or any other parties or items identified in writing by the Purchaser, necessary in order to effect such compliance.

The Purchaser agrees that it will cooperate with the Company and provide sufficient and timely notice of any information requirements pertaining to a Securitization Transaction.  The Purchaser will make all reasonable efforts to limit requests for information, reports or any other materials to items required for compliance with Regulation AB, and shall not request information which is not reasonably required in the reasonable determination of the Purchaser for such compliance.

(b)        Additional Representations and Warranties of the Company.

(i)         The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2(c) that, except as disclosed in writing to the Purchaser or such Depositor prior to such date:  (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(ii)        If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2(c), the Company shall, within ten (10) calendar days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(c)        Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (1) within ten (10) calendar days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing , the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor the information specified in paragraph (iv) of this Section.

(i)         If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), or (y) as applicable, each Third-Party Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(A)       the originator’s form of organization;

(B)       a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)       a description of any material legal or governmental proceedings pending (or known to be contemplated by a governmental authority) against the Company, each Third-Party Originator, if applicable, and each Subservicer; and

(D)       a description of any affiliation or relationship between the Company, each Third-Party Originator, if applicable, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in the written request made by the Purchaser pursuant to this Subsection 2(c):

            (1)        the sponsor;

            (2)        the depositor;

            (3)        the issuing entity;

            (4)        any servicer;

            (5)        any trustee;

            (6)        any originator;

            (7)        any significant obligor;

            (8)        any enhancement or support provider; and

            (9)        any other material transaction party.

(ii)        If so requested by the Purchaser or any Depositor for compliance with Item 1105 of Regulation AB, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (a) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), and/or (b) as applicable, each Third-Party Originator.  Such Static Pool Information shall be prepared by the Company (or, if applicable, the Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  To the extent that there is reasonably available to the Company (or Third-Party Originator, as applicable) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor.  Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format.

Promptly following notice or discovery of a material error (as determined in the judgment of the Company) in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

            If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), customary procedures letters of certified public accountants pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or, if applicable, Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which shall be limited to any Sponsor, any Depositor, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction or any other party that is reasonably and customarily entitled to receive such statements and letters in a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(iii)       If requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Item 1108 of Regulation AB.  Such information shall include, at a minimum:

(A)       the Servicer’s form of organization;

(B)       a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)        whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)        the extent of outsourcing the Servicer utilizes;

(3)        whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)        whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)        such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)       a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)       information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)       information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)       a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)       a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)       information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv)       For the purpose of satisfying the Purchaser’s or Depositor’s reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and, if applicable, any Third-Party Originator to) (a) notify the Purchaser and any Depositor in writing of any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator and, (b) upon request and after receipt by the Company of an updated list of parties to the Securitization Transaction from the Purchaser or the Depositor, notify such Purchaser or Depositor in writing of any affiliations or relationships that develop following the closing date of such Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (i) of this Section 2(c) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (c) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.  Additionally, the Company shall provide written notice to the Purchaser promptly after entering into an agreement with a Subservicer or Participating Entity to perform any of the Company’s obligations, as servicer, under the Agreement or any Reconstitution Agreement and, if required for the Purchaser or any Depositor to satisfy itsreporting obligation under the Exchange Act with respect to any class of asset-backed securities after taking into account any other parties specified in clause (D) of paragraph (i) of this Section 2(c) to the Securitization Transaction, shall provide (or cause such Subservicer or Participating Entity to provide) the information required pursuant to clause (iii) above with respect to such Subservicer or Participating Entity.

(v)        As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement related thereto by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi)       In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if  so requested by the Purchaser or any Depositor, the Company shall provide such information, which is reasonably available to the Company without unreasonable effort or expense, regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

(d)        Servicer Compliance Statement.

On or before March 10 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(e)        Report on Assessment of Compliance and Attestation.

(i)         On or before March 10 of each calendar year, commencing in 2007, the Company shall:

(A)       deliver to the Purchaser and any Depositor a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit A hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(B)       deliver to the Purchaser and any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C)       cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2(f)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each such Subcontractor, a “Participating Entity”), to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 2(e); and

(D)       deliver to the Purchaser, Depositor or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction, a certificate in the form of Exhibit B hereto; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission.

The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(ii)        Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit A hereto or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

(f)         Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this Subsection (f) and of Section 2(c)(iv).  The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) of this Subsection (f) and of Section 2(c)(iv).

(i)         It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer.  The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii), 2(c)(v), 2(d), and 2(e) of this Agreement , and to provide the information required with respect to such Subservicer under Section 2(c)(iv) of this Agreement.  The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

(ii)        It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor.  The Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description  of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Participating Entity identified pursuant to clause (B) of this paragraph.

The Company shall cause any such Participating Entity used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Section 2(e) of this Agreement.  The Company shall be responsible for obtaining from each Participating Entity and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Participating Entity under Section 2(e), in each case as and when required to be delivered.

(g)        Indemnification; Remedies.

(i)         The Company shall indemnify the Purchaser and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers and employees of each of the foregoing and of the Depositor (each, a “Purchaser Indemnified Party”), and shall hold each of them harmless from and against any Losses that any of them may sustain arising out of or based upon:

(A)(1)  any untrue statement of a material fact contained or alleged to be contained in any information, report, certification or other material provided in writing or in electronic format under this Amendment Reg AB by or on behalf of the Company, or provided under this Amendment Reg AB by or on behalf of any Subservicer, Participating Entity or, if applicable, Third-Party Originator (collectively, the “Company Information”), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(B)       any failure by the Company, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB, including any failure by the Company to identify pursuant to Section 2(f)(ii) any Participating Entity;

(C)       any breach by the Company of a representation or warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2(b)(ii) to the extent made as of a date subsequent to such closing date; or

(D)       noncompliance of any written information provided by the Company, a Subservicer or Participating Entity pursuant to paragraphs (i), (ii), and (iii) of Section 2(a) with the requirements of Regulation AB.

In the case of any failure of performance described in clause (i)(B) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Participating Entity or any Third-Party Originator.

For purposes of the foregoing paragraph (i)(A), “Losses” of any Purchaser Indemnified Party shall include any Losses incurred or suffered by any broker/dealer acting as underwriter and each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act) and the respective present and former directors, officers and employees of each of them that arise out of the circumstances described in such paragraph and for which any such Person seeks indemnification from or otherwise takes action against any Purchaser Indemnified Party.

(ii)        (A)       Except as otherwise provided in clause (B) of this paragraph, any failure by the Company, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB shall,  except as provided in clause (B) of the next paragraph, if not cured within three (3) Business Days of the Company’s receipt of notice of such failure ( or immediately and automatically, without notice or grace period, in the event that such failure will result or has resulted in the Purchaser’s or its affiliated sponsor’s loss of  right, for which the Purchaser or Depositor cannot obtain a waiver from the Commission, to maintain any registration statement relating to securitization transactions of the same type as the Securitization Transactions contemplated hereunder), constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement related thereto to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement.  Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(B)       Any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification or accountants’ letter when and as required under Section 2(d) or 2(e), including any failure by the Company to identify a Participating Entity, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement.  Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(C)       The Company shall promptly reimburse the Purchaser (or any affected designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Company, the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(iii)       The Purchaser agrees to indemnify and hold harmless the Company, any Subservicer, any Participating Entity, and, if applicable, any Third-Party Originator, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers and employees of each of the foregoing from and against any Losses that any of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any filing with the Commission or the omission or alleged omission to state in any filing with the Commission a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission relates to any filing with the Commission other than the Company Information or except to the extent any such Loss is a result of a breach of  the Company’s servicing obligations under this Amendment Regulation AB.

3.                  Section 11.01 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

The Seller, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and Acceptable Servicing Procedures, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement.  Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Seller shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances, release the lien of the Mortgage or any portion thereof (except upon payment in full of the Mortgage Loan) or extend the final maturity date on such Mortgage Loan without the Purchaser's consent. The Seller may permit forbearance or allow for suspension of Monthly Payments in either case for up to one hundred and eighty (180) days if the Mortgagor is in default or the Seller determines, in its reasonable discretion that default is imminent and if the Seller determines that granting such forbearance and suspension is in the best interest of the Purchaser.  In the event that any such modification, forbearance or suspension as permitted above allows the deferral of interest or principal payments on any Mortgage Loan, the Seller shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification , forbearance or suspension) an amount equal to, as the case may be, such month’s principal and one (1) month’s interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 11.19.  Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property.  If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

            In servicing and administering the Mortgage Loans, the Seller shall employ Acceptable Servicing Procedures.

4.                  Section 16 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

Prior to termination of Seller's responsibilities and duties under this Agreement pursuant to Subsection 13.04, 14.01 or 15.01, the Purchaser shall (i) subject to the first sentence of the immediately succeeding paragraph, succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having a net worth of not less than $15,000,000 and which shall, subject to the first sentence of the immediately succeeding paragraph, succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller under this Agreement prior to the termination of Seller's responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.  In the event that the Seller's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of Seller pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Seller of the representations and warranties, covenants and indemnities made pursuant to Subsections 7.01, 7.02, 7.03 and 7.04 and the remedies available to the Purchaser thereunder, it being understood and agreed that the provisions of such Subsection 7.01, 7.02, 7.03 and 7.04 shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement, unless otherwise agreed upon by the Purchaser and the Seller.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall either (i) become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement, or (ii) if so determined by the Purchaser, service the Mortgage Loans pursuant to such other agreement as is determined by the Purchaser.  In connection with any such resignation or removal of Seller, either (i) the successor shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Seller shall cooperate with such successor in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor servicer. The Seller shall file or cause to be filed any such assignment in the appropriate recording office.  The Successor Servicer shall cause such assignment to be delivered to the Purchaser promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.   Any termination of the Seller as servicer pursuant to Subsection 13.04, 14.01 or 15.01 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation.

5.                  Section 24 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser.  This Agreement shall not be assigned, pledged or hypothecated by Seller to a third party without the consent of the Purchaser or as permitted in Subsection 13.05 of this Agreement.  The Purchaser may, subject to the terms of this Agreement, assign its rights and obligations under this Agreement with respect to one or more of the Mortgage Loans; provided, however, that the transferee (unless the transferee is an affiliate of the Purchaser or is a trust to which Mortgage Loans may be transferred pursuant to Section 12 hereunder, in which case such transferee shall automatically be deemed to be the “Purchaser” hereunder with respect to such Mortgage Loans and, in such instances, the Purchaser shall remain liable for the obligations under the Agreement with respect to such Mortgage Loans) will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the document evidencing such agreement shall have been executed by the Purchaser and the transferee and delivered to Countrywide.  The Company hereby agrees that an assignee of the Purchaser permitted under the immediately preceding sentence may exercise the rights of the Purchaser hereunder and enforce such rights directly against the Company.  Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) “Purchasers” outstanding hereunder with respect to any Mortgage Loan Package.  Any trust to which Mortgage Loans may be transferred pursuant to Section 12 hereunder shall constitute a single Purchaser for the purposes of the preceding sentence

6.                  Notwithstanding any other provision of this Amendment Reg AB, the Company shall seek the consent of the Purchaser for the utilization of all Subservicers and Participating Entities, when required by and in accordance with the terms of the Existing Agreement.

7.                  The Existing Agreement is hereby amended by adding the Exhibit attached hereto as Exhibit A to the end thereto and by replacing the Exhibit 13 to the Existing Agreement with the exhibit attached hereto as Exhibit B.  References in this Amendment Reg AB to “this Agreement” or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Existing Agreement as amended by this Amendment Reg AB.  Except as expressly amended and modified by this Amendment Reg AB, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.  In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreement, this Amendment Reg AB shall control.

8.                  This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.  This Amendment Reg AB will become effective as of the date first mentioned above.  This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

Purchaser

By:  /s/ Michael L. Parker
Name:  Michael L. Parker
Title:  Senior Vice President

COUNTRYWIDE HOME LOANS, INC.

Company

By:  /s/ Darren Bigby
Name:  Darren Bigby
Title:  Senior Vice President

EXHIBIT A

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date:

By:
Name:
Title:

EXHIBIT B

FORM OF ANNUAL CERTIFICATION

Re:              The [                   ] agreement dated as of [      ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of Countrywide Home Loans, Inc., certify to [the Purchaser], [the Depositor], [Master Servicer], [Securities Administrator] or [Trustee], and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)        I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)        Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)        Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee];

(4)        I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

[Intentionally Left Blank]

(5)        The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subservicer and Participating Entity pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title: